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                              January 25, 2001 - INFORMATION ON DISTRIBUTION  EXHIBIT 28.35
                                                   TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest     Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate         Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $  9,097,004   8.456947%    $   64,111    $   64,111   $   17,083     $  9,079,921
  R                100             0   8.456947%             0             0            0                0
  B-1        5,257,000     1,681,507   8.456947%        11,850        11,850        2,142        1,679,365
  B-2       13,142,815     4,203,868   8.456947%        29,627        29,627        5,356        4,198,513

          $350,471,515    14,982,379                $  105,588    $  105,588   $   24,581     $ 14,957,798



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